CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 11, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to Shareholders of John Hancock Classic Value Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.



                                                   /s/PricewaterhouseCoopers LLP
                                                   -----------------------------

Boston, Massachusetts
July 31, 2003